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                       SECURITIES AND EXCHANGE COMMISSION
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                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
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                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of report: April 9, 2001
                        (Date of earliest event reported)

COMMISSION       REGISTRANT; STATE OF INCORPORATION;       I.R.S. EMPLOYER
FILE NUMBER NO.    ADDRESS AND TELEPHONE NUMBER            IDENTIFICATION
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333-47925         YORKSHIRE POWER GROUP LIMITED            84-1393785
                  (England & Wales)
                  Wetherby Road
                  Scarcroft
                  Leeds LS14 3HS
                  United Kingdom
                  011-44-113-289-2123

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Draft 8-K Announcement
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Item 1.  Change in Control of Registrant

At the Extraordinary General Meeting of Innogy Holdings plc ("Innogy") held on April 2, 2001, the resolution to approve the acquisition by Innogy Finance Limited ("the Purchaser"), from AEP Resources, Inc and Xcel Energy, Inc ("Xcel") of 94.75% of the issued share capital ("the Shares") of Yorkshire Power Group Limited ("the Company") was approved. The Purchaser is a wholly owned subsidiary of Innogy. Innogy is an integrated energy company in the United Kingdom. The acquisition of the Shares occurred on April 3, 2001. Consideration for the acquisition was approximately (pound)508.6m.

Such acquisition was pursuant to the terms of the Sale and Purchase Agreement ("the Agreement") dated February 26, 2001, by and among AEP Resources, Inc. AEP Delaware Investment Company, Xcel Energy, Inc., Xcel Energy International, Inc. Innogy Finance Limited and Innogy Holdings plc.

On April 3, 2001, pursuant to the terms of the Agreement, Stephen Fletcher and Brian Count were appointed to the Company's Board of Directors. On that same date Wayne Brunetti, Linn Draper Jr Dick Kelly, Don Clements Jr, Armando Pena and Paul Bonavia resigned from the Board.

The transaction was financed by a new banking facility jointly arranged by Deutsche Bank AG London and The Royal Bank of Scotland plc. Innogy intends, in due course, to replace the acquisition financing through long term bonds, to ensure the profile of the debt matches that of underlying assets.

Xcel will retain a 5.25% interest in the Company in order to accommodate its pooling interests under US accounting rules. Under the terms of the Agreement, Xcel and Innogy have entered into a Shareholders' Agreement which will regulate their relationship regarding their respective holdings of the Company's shares.

Item 4.  Changes in Registrant's Certifying Accountant

(a)      Previous Independent Accountants

(i) On April 2, 2001, pursuant to the terms of the Agreement, Deloitte & Touche resigned as the Company's independent accountant.

(ii) The reports of Deloitte & Touche on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
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(iii)    In connection with its audit of the Company for the two most recent fiscal years and through April 2, 2001, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche would have caused them to make reference thereto in their report on the financial statements for such years.

(iv) During the two most recent fiscal years of the Company and through April 2, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(v) The Company has requested that Deloitte & Touche furnishes it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 9, 2001, is filed as Exhibit 99 to this Form 8-K.

(b)      New Independent Accountants

Effective April 3, 2001, pursuant to the terms of the Agreement, the Company engaged KPMG Audit plc as its new independent accountant. During the two most recent fiscal years and through April 2, 2001, the Company has not consulted with KPMG Audit plc regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of the Company, and either a written report was provided or oral advice was provided that KPMG Audit plc concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v)of Regulation S-K.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


YORKSHIRE POWER GROUP LIMITED
Registrant


By:  /s/ Mike Bowden
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Mike Bowden
Company Secretary of Innogy Holdings plc


Date:  April 9, 2001